Exhibit 4.1

Note Deed Poll

Dated 8 October 2024

in relation to the

A$ Debt Issuance Program of

Blue Owl Credit Income Corp.

The Notes have not been, and will not be, registered under the United States Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state in the United States. The Notes may not be offered, sold or transferred at any time within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except in a transaction exempt from, or not subject to, the registration requirements of the Securities Act.

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

www.kwm.com

Ref: PJH:AYC:HSY

Note Deed Poll

Contents

Details		1

General terms		2

1	Interpretation	2

1.1	Incorporation of other defined terms	2
1.2	Definitions	2
1.3	General interpretation	2

2	The Notes	3

2.1	Creation of Notes	3
2.2	Undertaking to pay and observe obligations	3

3	Register	4

3.1	Appointment of a Registrar	4
3.2	Directions to hold documents	4
3.3	Copies of documents to Noteholders	4
3.4	Austraclear as Noteholder	4

4	Rights and obligations of Noteholders	5

4.1	Benefit and entitlement	5
4.2	Rights independent	5
4.3	Noteholders bound	5
4.4	Assignment	5
4.5	Meeting Provisions	5

5	Governing law	5

5.1	Governing law	5
5.2	Submission to jurisdiction	5
5.3	Serving documents	5
5.4	Agent for service of process	6

Schedule - Meeting Provisions		7

Signing page		18

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Note Deed Poll

Details

Deed Poll made by

Issuer	Name	Blue Owl Credit Income Corp.

	Address	399 Park Avenue, 37th Floor New York, New York 10022 United States

	Telephone	+ 1 212 419 3000

	Email	legal@blueowl.com

	Attention	Legal

In favour of	Each person who is from time to time a holder of Notes.

Recitals	A The Issuer has established a debt issuance program for the issuance of Notes in the Australian wholesale debt capital market from time to time.

B Notes will be issued with the benefit of this deed in registered uncertificated form by entry in the Register.

Governing law	New South Wales, Australia.

Date of deed poll	8 October 2024

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Note Deed Poll

General terms

1	Interpretation

1.1	Incorporation of other defined terms

Terms which are defined (or given a particular meaning) in the Conditions (as defined below) have the same meaning when used in this deed unless otherwise defined herein, in which case the definition in this deed prevails.

1.2	Definitions

In this deed, these meanings apply unless the contrary intention appears:

Conditions means, in respect of a Note, the terms and conditions applicable to such Note as set out in the Information Memorandum, as amended, supplemented, modified or replaced by the Pricing Supplement applicable to such Note and references to a particular numbered Condition shall be construed accordingly;

Information Memorandum means, in respect of a Note:

(a)	the Information Memorandum dated 8 October 2024 or the then latest information memorandum which replaces that document; or

(b)	the information memorandum or other offering document referred to in the applicable Pricing Supplement,

in each case, prepared by, or on behalf of, and approved in writing by, the Issuer in connection with the issue of Notes and includes all documents incorporated by reference in it, including any applicable Pricing Supplement and any other amendments or supplements to it; and

Pricing Supplement means, in respect of a Tranche of Notes, the pricing or other supplement prepared and issued in relation to such Notes, the form of which may be substantially in the form set out in the Information Memorandum and which has been signed by the Issuer.

1.3	General interpretation

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed. Unless the contrary intention appears, a reference in this deed to:

(a)	a group of persons (other than the Noteholders) is a reference to any two or more of them jointly and to each of them individually. A reference to the Noteholders is to each of them severally;

(b)	anything (including an amount) is a reference to the whole and each part of it;

(c)	a document (including this deed) includes its annexures and schedules and any supplement to, or variation or replacement of, it;

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(d)

a “law” includes common law, principles of equity, decree and any statute or other law made by any parliament (and a statute or other law made by parliament includes any regulation and other instrument under it and any consolidation, amendment, re-enactment or replacement of it);

(e)

a “directive” includes a treaty, official directive, request, regulation, guideline or policy (whether or not having the force of law) with which responsible participants in the relevant market generally comply;

(f)	the “Corporations Act” means the Corporations Act 2001 of Australia;

(g)	“Australian dollars”, “AUD” or “A$” is a reference to the lawful currency of Australia;

(h)	“United States Dollars”, “US dollars”, “USD” or “US$” is a reference to the lawful currency of the United States;

(i)	a time of day is a reference to Sydney time;

(j)	if a notice must be given within a certain period of days, the day on which the notice is given, and the day on which the thing is to happen, are not to be counted in calculating that period;

(k)

a “person” includes an individual, corporation, company, firm, tribunal, undertaking, association, organisation, partnership, joint venture, trust, limited liability company, unincorporated organisation or government or any agency, instrumentality or political subdivision thereof; in each case whether or not being a separate legal entity;

(l)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(m)	the singular includes the plural and vice versa; and

(n)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

2	The Notes

2.1	Creation of Notes

(a)	The obligations of the Issuer under each Note are constituted by, and owing under, this deed.

(b)	Each Note will be issued in registered uncertificated form by entry in the Register.

2.2	Undertaking to pay and observe obligations

The Issuer unconditionally and irrevocably undertakes with each Noteholder to pay, in respect of each Note held by that Noteholder:

(a)	principal and any interest; and

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(b)	any other amounts payable on the relevant Note,

each in accordance with the Conditions and otherwise to observe its obligations under, and to comply with, the Conditions of that Note.

3	Register

3.1	Appointment of a Registrar

For each Series of Notes, the Issuer agrees to:

(a)	establish and maintain; or

(b)	appoint a Registrar under an Agency Agreement and to procure that the Registrar establishes and maintains during the term of its appointment,

a Register located in Sydney or Melbourne (or such other place in Australia as the Issuer and the Registrar may agree).

3.2	Directions to hold documents

Each Noteholder is taken to have irrevocably:

(a)	instructed the Issuer that this deed is to be delivered to and held by the Registrar; and

(b)	appointed and authorised the Registrar to hold this deed in Sydney or Melbourne (or such other place in Australia as the Issuer and the Registrar may agree) on its behalf.

3.3	Copies of documents to Noteholders

Within 14 days of the Issuer receiving a written request from a Noteholder to do so (such written request having been given in accordance with the Conditions), the Issuer must provide (or ensure that the Registrar provides) to that Noteholder an electronic copy of this deed (or a certified copy, if so required by a Noteholder in connection with legal proceedings, claims or actions brought by that Noteholder in relation to its rights under a Note).

3.4	Austraclear as Noteholder

Where Austraclear is recorded in the Register as the Noteholder, each person in whose Security Record a Note is recorded is deemed to acknowledge in favour of the Issuer, the Registrar and Austraclear that:

(a)

the Registrar’s decision to act as the Registrar of the Notes does not constitute a recommendation or endorsement by the Registrar or Austraclear in relation to the Notes, but only indicates that the Notes are considered by the Registrar to be compatible with the performance by it of its obligations as Registrar under the Agency Agreement; and

(b)	such person does not rely on any fact, matter or circumstance contrary to clause 3.4(a).

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4	Rights and obligations of Noteholders

4.1	Benefit and entitlement

This deed is executed and delivered as a deed poll. Each Noteholder has the benefit of, and is entitled to enforce, this deed even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed.

4.2	Rights independent

Each Noteholder may enforce its rights under this deed independently from each other Noteholder and/or any other person.

4.3	Noteholders bound

Each Note is issued on the condition that, and upon issue of a Note or transfer of that Note to a Noteholder, each such holder of that Note (and any person claiming through or under that Noteholder) is taken to have notice of, and is bound by, this deed and the Information Memorandum (including the relevant Conditions and any applicable Pricing Supplement) and this deed must be read together with the relevant Conditions and those other documents.

4.4	Assignment

(a)

The Issuer may not assign, transfer or otherwise deal with its rights, benefits or obligations under this deed except in relation to a particular Series as expressly contemplated by the relevant Conditions.

(b)	Each Noteholder is entitled to assign, transfer or otherwise deal with all or any of its rights and benefits under this deed, subject to, and in accordance with, any relevant Conditions.

4.5	Meeting Provisions

The Meeting Provisions relating to a meeting of Noteholders are set out in the Schedule (“Meeting Provisions”) to this deed.

5	Governing law

5.1	Governing law

This deed poll is governed by the law in force in New South Wales, Australia.

5.2	Submission to jurisdiction

The Issuer irrevocably and unconditionally submits, and each Noteholder is taken to have submitted, to the non-exclusive jurisdiction of the courts of New South Wales, Australia and courts of appeal from them. The Issuer waives any right it has to object to any suit, action or proceedings (“Proceedings”) in connection with this deed or any Note being brought in those courts including by claiming that the Proceedings have been brought in an inconvenient forum or that those courts do not have jurisdiction.

5.3	Serving documents

Without preventing any other method of service, any document in any Proceedings in the courts of New South Wales, Australia may be served on the Issuer by being delivered to or left with its process agent referred to in clause 5.4 (“Agent for service of process”).

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5.4	Agent for service of process

The Issuer appoints Dabserv Corporate Services Pty Ltd (ABN 73 001 824 111) of Level 61, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, 2000, Australia as its agent to receive any document referred to in clause 5.3 (“Serving documents”). If for any reason that person ceases to be able to act as such, the Issuer will immediately appoint another person with an office located in New South Wales to act as its agent to receive any such document and will promptly notify the Registrar and the Noteholders of such appointment.

EXECUTED as a deed poll

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Note Deed Poll

Schedule - Meeting Provisions

The following are the Meeting Provisions referred to in the Conditions, and which will apply to meetings of Noteholders and are applicable to the convening of meetings of Noteholders and the passing of resolutions by them.

1	Interpretation

1.1	Incorporation of other defined terms

Terms which are defined (or given a particular meaning) in the Conditions or the Deed Poll to which these Meeting Provisions are a schedule have the same meaning when used in these provisions unless the same term is also defined in these provisions, in which case the definition in these provisions prevails. Subject to this, the remaining “Interpretation” provisions of the Conditions apply to these provisions.

1.2	Definitions

These meanings apply unless the contrary intention appears:

Circulating Resolution means a written resolution of Noteholders made in accordance with paragraph 10 (“Circulating Resolutions”);

Extraordinary Resolution means a resolution:

(a)	passed at a meeting (at which the requisite quorum is present as set out in paragraph 5.1 (“Number for a quorum”)) by more than 75% of the votes cast in respect of that resolution; or

(b)	made in writing by Noteholders in accordance with paragraph 10 (“Circulating Resolutions”);

Form of Proxy means a notice in writing in the form available from the Issuer (or such other person specified in a Pricing Supplement or as the Issuer may otherwise notify the Noteholders);

Notification Date means the date stated in the copies of a Circulating Resolution sent to Noteholders, which must be no later than the date on which that resolution is first notified to Noteholders;

Ordinary Resolution means a resolution:

(a)	passed at a meeting (at which the requisite quorum is present as set out in paragraph 5.1 (“Number for a quorum”)) by more than 50% of the votes cast in respect of that resolution; or

(b)	made in writing by Noteholders in accordance with paragraph 10 (“Circulating Resolutions”); and

Proxy means a person so appointed under a Form of Proxy.

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1.3	Noteholders at a specified time

The time and date for determining the identity of a Noteholder who may be counted for the purposes of determining a quorum or attend and vote at a meeting, or sign a Circulating Resolution, is at 5.00 pm in the place where the Register is maintained on the date which is the eighth calendar day before either the date of the meeting or, for a Circulating Resolution, the Notification Date (as applicable).

1.4	Notes held by the Issuer and its Affiliates

In determining whether the provisions relating to quorum, meeting and voting procedures or the signing of a Circulating Resolution are complied with, any Notes which have been purchased or are held by (or on behalf of) the Issuer or any of its Affiliates must be disregarded.

1.5	References to certain terms

Unless the contrary intention appears, a reference in these provisions to:

(a)

a “meeting” is to a meeting of Noteholders of a single Series of Notes and references to “Notes” and to “Noteholders” are to the Notes of the Series in respect of which a meeting has been, or is to be, called and to the Noteholders of those Notes, respectively;

(b)

a “Circulating Resolution of Noteholders” is to a Circulating Resolution of Noteholders of a single Series of Notes and references to “Notes” and to “Noteholders” are to the Notes of the Series in respect of which a Circulating Resolution has been, or is to be, passed and to the Noteholders of those Notes respectively; and

(c)	the “Registrar” is to the Registrars of each of the relevant Series of Notes acting jointly.

2	Convening and powers of a meeting

2.1	Who can convene a meeting?

(a)	The Issuer or the Registrar may convene a meeting of Noteholders (or the Noteholders of one or more Series as the case may be) whenever they think fit.

(b)

The Issuer must convene a meeting (or must arrange for the Registrar to do so) if it is asked to do so in writing by Noteholders who alone or together hold Notes representing at least 10% of the outstanding principal amount of Notes of any Series.

(c)

The Registrar need not convene a meeting at the request of the Issuer unless it is indemnified to its reasonable satisfaction against all reasonable costs, charges and expenses incurred by it in convening the meeting.

(d)	If the Registrar does not convene a meeting when asked to do so by the Issuer in accordance with this paragraph, the Issuer will convene the meeting.

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2.2	Venue

A meeting may be held at two or more venues using any technology that gives the Noteholders as a whole a reasonable opportunity to participate at the same time.

2.3	Time and place must be reasonable

A meeting must be held at a reasonable time and place.

3	Notice of meeting

3.1	Period of notice

Unless otherwise agreed in writing by each Noteholder, at least 21 days’ notice (and no more than 180 days’ notice) of a meeting must be given by the person convening the meeting to:

(a)	each Noteholder (or in the case of a Note registered as being owned jointly, the person whose name appears first in the Register);

(b)	if the notice is not given by the Registrar, the Registrar; and

(c)	if the notice is not given by the Issuer, the Issuer.

3.2	Notice of an adjourned meeting

Unless otherwise agreed in writing by each Noteholder, at least 5 days’ notice of any adjourned meeting at which an Extraordinary Resolution is to be passed must be given by the person who convened the original meeting to:

(a)	each Noteholder (or in the case of a Note registered as being owned jointly, the person whose name appears first in the Register);

(b)	if the notice is not given by the Registrar, the Registrar; and

(c)	if the notice is not given by the Issuer, the Issuer.

3.3	Contents of notice

The notice must:

(a)	specify the date, time and place of the meeting;

(b)	specify the resolutions to be proposed;

(c)	explain how Noteholders may appoint Proxies and state that Proxies may be appointed until 48 hours before the meeting but not after that time.; and

(d)	in the case of notice of an adjourned meeting, state the quorum required at the adjourned meeting but need not contain any further information.

3.4	Effect of failure to give notice

The accidental omission to give notice of a meeting to, or the non-receipt of notice by, any person entitled to receive notice does not invalidate any resolution passed or other proceedings at the meeting.

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3.5	Notices to be given in accordance with Conditions

The “Notices” provisions of the Conditions apply to these provisions as if they were fully set out in these provisions.

3.6	Registered Noteholders

Noteholders who are or become registered as Noteholders less than 30 days before a meeting will not receive notice of that meeting from the person convening the meeting and giving the notice.

4	Chairman

4.1	Nomination of chairman

The Issuer must nominate in writing a person as the chairman of a meeting (or must arrange for the Registrar to do so).

The chairman of a meeting may, but need not, be a Noteholder.

4.2	Absence of chairman

If a meeting is held and:

(a)	a chairman has not been nominated; or

(b)	the person nominated as chairman is not present within 15 minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act,

the Noteholders or Proxies present may appoint a chairman, failing which, the Issuer may appoint a chairman.

4.3	Chairman of adjourned meeting

The chairman of an adjourned meeting need not be the same person as was the chairman of the meeting from which the adjournment took place.

5	Quorum

5.1	Number for a quorum

At any meeting, any one or more Noteholders present in person or by Proxy form a quorum for the purposes of passing the resolutions shown in the table below only if they alone or together hold (or in the case of Proxies, represent Noteholders who hold) Notes representing in aggregate at least the proportion of the outstanding principal amount of the Notes of the relevant Series shown in the table below on the date of the meeting.

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Type of resolution	Required proportion for any meeting except for meeting previously adjourned because of lack of quorum	Required proportion for meeting previously adjourned because of lack of quorum
Extraordinary Resolution	At least 75%	No requirement
Ordinary Resolution	At least 50%	No requirement

In determining how many Noteholders are present and whether a quorum is present, each individual attending as a Proxy is to be counted, except that:

(a)	where a Noteholder has appointed more than one Proxy, only one of those Proxies is to be counted;

(b)	where an individual is attending both as a Noteholder and as a Proxy on behalf of another Noteholder, that individual is to be counted once in respect of each such capacity; and

(c)	where an individual is attending as a Noteholder and has also appointed a Proxy in respect of the Notes it holds, those individuals are to be counted only once.

5.2	Requirement for a quorum

An item of business (other than the choosing of a chairman) may not be transacted at a meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairman of the meeting (on the chairman’s own motion or at the request of a Noteholder or Proxy who is present (if such request is accepted by the chairman in its absolute discretion)) declares otherwise.

5.3	If quorum not present

If within 30 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)	if convened on the requisition of Noteholders, is dissolved; and

(b)

in any other case, is adjourned until a date, time and place the chairman appoints. The date of the adjourned meeting must be no earlier than 10 days after any meeting from which the adjournment took place.

5.4	If quorum not present at adjourned meeting

(a)	If a quorum is not present within 30 minutes after the time appointed for any adjourned meeting, the chairman may dissolve the meeting.

(b)

If the meeting is not dissolved in accordance with this provision, the chairman may, with the consent of, and must, if directed by, the meeting, adjourn the meeting to a new date (being not less than 10 days after the adjourned meeting), time or place. Only business which might validly (but for the lack of required quorum) have been transacted at the original meeting may be transacted at the adjourned meeting.

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6	Adjournment of a meeting

6.1	When a meeting may be adjourned

The chairman of a meeting may, with the consent of, and must if directed by, any meeting, adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place.

6.2	Business at adjourned meeting

Only unfinished business is to be transacted at a meeting resumed after an adjournment.

7	Voting

7.1	Voting on a show of hands

(a)	Every resolution put to a vote at a meeting must be decided on a show of hands unless a poll is properly demanded in accordance with paragraph 7.2 (“When is a poll properly demanded”).

(b)

A declaration by the chairman that a resolution has been carried, or carried by a particular majority, or lost or not carried by any particular majority, is conclusive evidence of the fact. Neither the chairman nor the minutes need to state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

7.2	When is a poll properly demanded

A poll may be properly demanded by:

(a)	the chairman;

(b)	the Issuer; or

(c)

one or more persons who alone or together hold (or represent Noteholders who hold) Notes representing in aggregate at least 2% of the outstanding principal amount of the Notes in respect of which the meeting has been called.

The poll may be properly demanded before a vote is taken or before or immediately after the voting results on a show of hands are declared.

7.3	Poll

(a)

If a poll is properly demanded, it must be taken in the manner and at the date and time directed by the chairman (provided that the date and time that the poll is to be taken must be no later than 30 days after the date of the meeting). The result of the poll is a resolution of the meeting at which the poll was demanded.

(b)	A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

(c)	A demand for a poll may be withdrawn.

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(d)	The demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll was demanded.

7.4	Equality of votes - chairman’s casting vote

If there is an equality of votes either on a show of hands or on a poll, the chairman of the meeting has a casting vote in addition to any votes to which the chairman is otherwise entitled as a Noteholder or Proxy.

7.5	Entitlement to vote

A Noteholder (or, in the case of a Note registered as being owned jointly, the person whose name appears first in the Register) may be present and vote in person at any meeting in respect of the Note or be represented by Proxy.

Except where these provisions otherwise provide, at any meeting:

(a)

on a show of hands, each Noteholder present in person and each person present as a Proxy on behalf of a Noteholder who is not present at the meeting has one vote (and, if a Noteholder is present as a Proxy on behalf of another Noteholder, that Noteholder has one vote in respect of each such appointment and any person present as a Proxy on behalf of more than one Noteholder, that Proxy has one vote in respect of each such capacity); and

(b)

on a poll, each Noteholder or Proxy present has one vote in respect of each principal amount equal to the Denomination of the Notes of the Series in respect of which the meeting is being held of Notes which are registered in that person’s name or in respect of which that person is a Proxy.

Without affecting the obligations of the Proxies named in any Form of Proxy, any person entitled to more than one vote need not use all votes (or cast all the votes) to which it is entitled in the same way.

7.6	Entitlement to attend

The only persons entitled to attend and speak at any meeting are the Issuer, the Registrar, the Noteholders (and/or their Proxies) and their respective legal advisers and the chairman.

7.7	Objections to right to vote

A challenge to a right to vote at a meeting of Noteholders:

(a)	may only be made at the meeting; and

(b)	must be determined by the chairman, whose decision is final.

8	Proxies

8.1	Appointment of proxy

A Noteholder entitled to attend and vote at a meeting may appoint a Proxy to attend and act on that Noteholder’s behalf in connection with any meeting by a Form of Proxy signed by the Noteholder. If the Noteholder is a corporation, the Form of Proxy must be executed in accordance with the Corporations Act.

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8.2	Validity of Forms of Proxy

Forms of Proxy are valid for so long as the Notes to which they relate are registered in the name of the appointor but not otherwise.

8.3	Who may be a Proxy?

A Proxy may, but need not be:

(a)	a Noteholder; and

(b)	an attorney, officer, employee, contractor, agent, representative of, or otherwise connected with, the Issuer.

8.4	Form of Proxy must be lodged with Issuer

A Form of Proxy will not be treated as valid unless it is (together with any power of attorney or other authority under which it is signed, or a copy of that power or authority certified in the manner as the Issuer (or Registrar if the Registrar is being appointed as proxy) may require) received by the Issuer or Registrar (as the case may be) (or a person appointed to act on behalf of the Issuer or Registrar (as the case may be) as specified in the notice of meeting) at the office specified in the notice of meeting no later than 24 hours before the meeting at which the Form of Proxy is to be used.

8.5	Revocation and amendment

Any vote given in accordance with the terms of a Form of Proxy is valid even if, before the Proxy votes, the relevant Noteholder:

(a)	revokes or amends the Form of Proxy or any instructions in relation to it; or

(b)	transfers the Notes in respect of which the proxy was given,

unless notice of that revocation, amendment or transfer is received from the Noteholder who signed that Form of Proxy by the Issuer (or a person appointed to act on behalf of the Issuer specified in the notice of meeting) at the office specified in the notice of meeting no later than 24 hours before the meeting at which the Form of Proxy is used.

9	Single Noteholder

If there is only one Noteholder, that Noteholder may pass a resolution by recording it and signing the record.

10	Circulating Resolutions

(a)	The Noteholders may without a meeting being held:

(i)

pass an Ordinary Resolution, if within 30 days after the Notification Date, Noteholders representing more than 50% of the principal amount of outstanding Notes as at the Notification Date sign a document containing a statement that they are in favour of the resolution set out in that document; or

(ii)

pass an Extraordinary Resolution, if within 30 days after the Notification Date, Noteholders representing more than 75% of the principal amount of outstanding Notes as at the Notification Date sign a document containing a statement that they are in favour of the resolution set out in that document.

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(b)	Separate copies of a document may be used for signing by Noteholders if the wording of the resolution and statement is identical in each copy.

(c)	The resolution is passed when the aggregate holdings of Notes of Noteholders who have signed the document passes the relevant threshold.

(d)	The accidental omission to give a copy of a Circulating Resolution to, or the non-receipt of a copy by, any Noteholder does not invalidate the Circulating Resolution.

11	Matters requiring an Extraordinary Resolution

The following matters require an Extraordinary Resolution of Noteholders:

(a)

to assent to any modification of the provisions of the Deed Poll, the Conditions or the Notes, or a right created thereunder, proposed or agreed to by the Issuer or the Noteholders and to authorise the Issuer to execute any document embodying such amendment, except for a modification which may be made without the consent of Noteholders under Condition 16.2 (“Variation without consent”);

(b)	to change the stated maturity of the principal of or interest on the Notes;

(c)	to reduce any amounts due on the Notes;

(d)	to reduce the amount of principal payable upon acceleration of the maturity of the Notes following a default or upon redemption of the Notes or the amount provable in bankruptcy;

(e)	to adversely affect any right of repayment at the Noteholder’s option;

(f)	to change the place or currency of payment on the Notes;

(g)	to impair the Noteholder’s right to sue for payment;

(h)	to reduce the percentage in principal amount of the outstanding Notes which must consent to a modification or amendment to the Notes, the Conditions or the Deed Poll;

(i)

to reduce the percentage in principal amount of the outstanding Notes which must consent to a waiver of compliance with certain provisions of the Notes, the Conditions or the Deed Poll or a waiver of certain defaults;

(j)

to modify certain provisions of the Notes, the Conditions or the Deed Poll dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; or

(k)	to change any obligation to pay Additional Amounts under the Conditions of the Notes.

12	Matters requiring an Ordinary Resolution

The Noteholders have the power exercisable by Ordinary Resolution to do anything for which an Extraordinary Resolution is not required.

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13	Effect and notice of resolution

13.1	Resolutions are binding

A resolution passed at a meeting duly convened and held (or by a Circulating Resolution duly sent and signed) in accordance with these provisions is binding on all Noteholders, whether or not they were present, or voted, at the meeting (or signed the Circulating Resolution).

13.2	Notice of resolutions

The Issuer must give notice to the Noteholders and the Registrar of the result of the voting on a resolution within 14 days of the result being known. However, a failure to do so does not invalidate the resolution.

14	Minutes

14.1	Minutes

The Issuer must keep minutes in which it records:

(a)	proceedings and resolutions of meetings; and

(b)	Circulating Resolutions.

14.2	Minutes and Circulating Resolutions must be signed

The Issuer must ensure that:

(a)	minutes of a meeting are signed or otherwise confirmed in writing or electronically by the chairman of the meeting or by the chairman of the next meeting; and

(b)	Circulating Resolutions are signed by the chairman of the meeting or the secretary of the Issuer or another person authorised to so sign.

14.3	Minutes and Circulating Resolutions conclusive

A minute or Circulating Resolution that is recorded and signed (or, in the case of minutes, recorded and otherwise confirmed) in accordance with these provisions is, unless the contrary is proved, conclusive evidence:

(a)	of the matters contained in it;

(b)	that the meeting has been duly convened and held (or copies of the proposed Circulating Resolution have been duly sent and signed); and

(c)	that all resolutions have been duly passed.

15	Further procedures

The Issuer may prescribe further regulations for the holding of, attendance and voting at meetings as are necessary or desirable and do not adversely affect the interests of the Noteholders.

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16	Notes of more than one Series

16.1	Application

This paragraph 16 applies whenever there are outstanding Notes which do not form a single Series.

16.2	Resolutions affecting one Series

A resolution which affects one Series of Notes only is taken to have been duly passed if passed at a meeting, or by a Circulating Resolution, of the Noteholders of that Series.

16.3	Resolutions affecting more than one Series

A resolution which affects more than one Series of Notes but does not give rise to a conflict of interest between the Noteholders of any of the Series so affected is taken to have been duly passed if passed at a single meeting, or by a Circulating Resolution, of the Noteholders of all Series so affected (and, for the purposes of determining the requisite quorum and required proportions of holdings for determining if a resolution has been passed at such a meeting, all Series shall be aggregated as if they formed a single Series).

A resolution which affects more than one Series and gives or may give rise to a conflict of interest between the Noteholders of any of the Series so affected is taken to have been duly passed if passed at separate meetings, or by separate Circulating Resolutions, of the Noteholders of each Series so affected.

16.4	Legal opinions

The Issuer may rely on, and the Noteholders are bound by, a legal opinion from independent legal advisers of recognised standing in Australia to the effect that a resolution:

(a)	affects one Series only; or

(b)

if it affects more than one Series of Notes, does not give rise to a conflict of interest, for the purposes of determining the meeting or meetings which need to be held for the purposes of this paragraph 16.

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Note Deed Poll

Signing page

DATED: 8 October 2024

SIGNED, SEALED AND DELIVERED

by BRYAN COLE, CHIEF FINANCIAL

OFFICER AND CHIEF OPERATING

OFFICER

as authorised signatory for BLUE OWL

CREDIT INCOME CORP. in the

presence of:

/s/ Wendy Csatari

Signature of witness

Wendy Csatari

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Bryan Cole By executing this deed the signatory states that the signatory has received no notice of revocation of the power of authority

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